                                                                    Exhibit 23.2



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 1998 appearing on page 40 of Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page S-2 of such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
San Jose, California

October 29, 1998